MAIL TAX STATEMENT AND
WHEN RECORDED RETURN TO:
MGC Resources, Inc.
2778 Spokane Creek Road
East Helena, MT 59635
R.P.T.T.# 425.10
91602LS/19314-99

OFFICIAL RECORDS
PERSHING CO. NEVADA
WESTERN TITLE
05 OCT 31 PM 4:30
401 07
COUNTY RECORDER
245732

APN: 15-020-26

GRANT BARGAIN AND SALE DEED

THIS GRANT, BARGAIN AND SALE DEED is made this 5th day of October, 2005 by and between **NEVADA LAND AND RESOURCE COMPANY, LLC**, a Nevada limited liability company, whose address is 704 W. Nye Lane, Suite 201, Carson City, Nevada, 89703 (referred to as "**GRANTOR**") and **MGC RESOURCES, INC.**, a Nevada corporation whose address is 2778 Spokane Creek Road, East Helena, MT 59635 (referred to as "**GRANTEE**").

GRANTOR, in consideration of the sum of Ten Dollars ($10.00), lawful money of the United States, and other good and valuable consideration to **GRANTOR** paid by the **GRANTEE**, the receipt of which **GRANTOR** acknowledges, by these presents grants, bargains and sells to **GRANTEE**, and to **GRANTEE**'s successors and assigns forever, all right, title and interest in and to that certain real property situated in Pershing County, State of Nevada, and more particularly described on Exhibit A, except the easement and mineral estate and interest reserved to **GRANTOR.**

Together with all and singular the tenements, hereditaments and appurtenances belonging, or in anywise appertaining, to the real property, and the reversion and reversions, remainder and remainders, rents, issues and profits of the real property; except as otherwise expressly provided in this Deed.

To have and to hold the real property above described with the appurtenances, unto **GRANTEE**, and to **GRANTEE's** heirs, and successors and assigns forever.

GRANTOR reserves to itself the exclusive right and privilege to enter on the property for the purposes of exploration and prospecting for the development, extraction, mining, production, removal and sale of all minerals, mineral substances, metals, ore-bearing materials, coal, oil, gas, other hydrocarbons, geothermal steam, liquids or brines, heat, other geothermal resources and rocks of every kind, except sand and gravel. The mineral estate and rights reserved to Grantor include all of the right, title and interest to minerals in, on or under the

property, including, but not limited to, the surface and subsurface of the property, all minerals, mineral elements and compounds and ores, together with all easements and rights-of-way reserved or granted in, on or under the property, together with any and all lodes, veins and mineral deposits extending from or into or contained in the property. The term "minerals" shall include all mineral elements and compounds, including by way of example and not by limitation, all barite, copper, gold, iron, silver and other metals, whether the same are presently known to exist on the property or are subsequently discovered on the property, and regardless of the method of extraction, mining or processing of the same (whether open pit or strip mining, underground mining, surface or subsurface leaching) whether presently or subsequently employed, invented, or developed. Grantor reserves to itself the rights of egress and ingress to and from the property for any and all purposes related to the mineral estate reserved to Grantor. Grantor shall conduct all of its activities in accordance with all applicable laws, regulations, and ordinances, and shall defend, indemnify and hold Grantee from and against all actions, claims, damages and losses resulting from Grantor's exercise of the rights appurtenant to its reserved mineral estate. Grantor shall compensate Grantee for surface damages resulting from Grantor's activities related to Grantor's reserved mineral estate. If Grantee and Grantor are unable to mutually determine the damages resulting to the surface, such damages shall be determined by a mutually acceptable independent appraiser who shall determine the fair market value of the surface damaged as a result of Grantor's activities.

GRANTOR makes no representation or warranty concerning the effect of that certain Minerals Lease dated May 1, 1986, by and between Southern Pacific Land Company, a California corporation, as lessor, and SFP Minerals Corporation, a Nevada corporation, as lessee, to the degree or the extent that the same applies and is enforceable against the property described in this Grant, Bargain and Sale Deed, if at all, provided that Grantor reserves to itself all rents and mineral production royalties payable by the lessee under such Minerals Lease during its term.

GRANTOR reserves to itself all rights, rents, issues, profits and privileges of Lessor pursuant to that Lease and any amendments thereto between **COEUR D'ALENE MINES CORPORATION**, (Lessee) and **GRANTOR**. A Memorandum of said Lease Agreement was recorded in the official records of Pershing County on September 27, 2000 as Document No. 229185, Book number 354, Page number 353.

GRANTOR has executed this Grant, Bargain and Sale Deed the day and year first above written.

NEVADA LAND AND RESOURCE COMPANY, LLC,
A NEVADA LIMITED LIABILITY COMPANY

By: ______________________
Dorothy A. Timian-Palmer
Chief Operating Officer

STATE OF NEVADA)
) ss.
COUNTY OF CARSON CITY)

This instrument was acknowledged before me on this 5th day of October, 2005 by Dorothy A. Timian-Palmer its Chief Operating Officer of and for Nevada Land and Resource Company, LLC, a Nevada limited liability company.

Teresa A. Rankin
Notary Public

TERESA A. RANKIN
NOTARY PUBLIC - NEVADA
Appt Recorded in CARSON CITY
No.04-86434-3 My Appt Exp Jan. 1, 2008

Exhibit "A"

Legal Description

All that real property situate in the County of Pershing, State of Nevada, described as follows:

TOWNSHIP 34 NORTH, RANGE 28 EAST, M.D.B.&M.

Section 3: Lots 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, E1/2 of 15, Lot 16, NE1/4 SE1/4, E1/2 NW1/4 SE1/4, N1/2 SE1/4 SE1/4, NE1/4 SW1/4 SE1/4